UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 14, 2010, the Board of Directors of National Semiconductor Corporation (the “Company”) increased the size of the Board of Directors from ten to twelve members and appointed William J. Amelio and William E. Mitchell as directors.

Each of Messrs. Amelio and Mitchell will receive an annual retainer fee of $50,000, plus fees of $1,500 for each committee meeting attended, consistent with the compensation provided to other non-employee members of the Board of Directors of the Company. In accordance with the Company’s policy, each of Messrs. Amelio and Mitchell will also be reimbursed for actual expenses incurred on behalf of the Company. Under the terms of the Company’s Director Stock Plan, each of Messrs. Amelio and Mitchell will receive 12,000 shares of stock upon his appointment to the Board of Directors and an additional 12,000 shares on the date of each subsequent re-election by the stockholders. Each of Messrs. Amelio and Mitchell may elect to take his annual retainer fee in stock. Restrictions on the stock issued in lieu of the annual retainer fee expire six months after issuance. Restrictions on the 12,000 shares issued at appointment or subsequent reelection will automatically expire thirty-six months after issuance.

Mr. Mitchell formerly served as the chairman and CEO of Arrow Electronics, Inc., retiring as CEO on May 1, 2009 and as executive chairman on December 31, 2009.  Arrow serves as a distributor for the Company.  Net sales to Arrow represented 13% of the Company’s net sales in fiscal 2009, or $188 million, and 15% of its net sales through the first nine months of fiscal 2010, or $149 million.

The Company also announced that the Board of Directors of the Company appointed Donald Macleod, the Company’s current Chief Executive Officer, as Chairman of the Company’s Board of Directors effective May 31, 2010, following the retirement of Brian Halla on May 30, 2010.

A copy of the press release announcing the appointments  is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)           Exhibits

Exhibit No.                      Description of Exhibit

99.1	News Release dated April 16, 2010 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: April 16, 2010	//S// Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. ____________	Description ____________
99.1	News Release dated April 16, 2010 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.